UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2012

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400 Dallas, TX	75204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2012, the Board of Directors (the “Board”) of Dean Foods Company (“Dean Foods”) elected Gregg Tanner to serve on the Board and increased the size of the Board to eleven directors. Mr. Tanner will continue to serve as Dean Foods’ Chief Executive Officer. Information regarding Mr. Tanner’s experience is included in Dean Foods’ Current Report on Form 8-K filed on August 7, 2012 and is incorporated herein by reference.

In addition, on November 15, 2012, the Compensation Committee of the Board granted restricted stock units to Gregg Tanner and Chris Bellairs in connection with their recent promotions as Chief Executive Officer and Executive Vice President, Chief Financial Officer Designate, respectively, of Dean Foods. Mr. Tanner was awarded 82,933 restricted stock units valued at approximately $1,400,000. Mr. Bellairs was awarded 8,993 restricted stock units valued at approximately $150,000. The restricted stock units were granted pursuant to the Dean Foods 2007 Stock Incentive Plan (the “SIP”) and will vest annually, on a pro rata basis, over a three year period beginning on the first anniversary of the grant date.

In connection with the grant of restricted stock units, Mr. Tanner agreed to forfeit his right to any payment with respect to cash performance units (“CPUs”) previously granted to him in 2011 and 2012 under the SIP relating to 2013 and 2014 performance periods. The Compensation Committee determined to settle his rights in respect of such CPUs with respect to performance through December 31, 2012, on a pro-rated basis, based on a relative Total Shareholder Return (“TSR”) of such awards that will entitle Mr. Tanner to receive a 200% payout relating to his services performed during the portion of the performance period ending December 31, 2012. Payment of such amount is conditioned upon Mr. Tanner being employed by Dean Foods on June 30, 2013.

On November 15, 2012, the Compensation Committee also determined that under the Dean Foods Amended and Restated Executive Severance Pay Plan (the “Severance Plan”) any amounts payable to an officer of Dean Foods under the Severance Plan that are attributable to CPUs granted in 2011 or 2012 shall be deemed, as of the date of severance, to have a TSR resulting in a 200% payout for each of the 2011, 2012 and 2013 performance periods and a TSR resulting in a 100% payout for the 2014 performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2012	DEAN FOODS COMPANY

	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez Executive Vice President, General Counsel Designate